Exhibit 23.2



               Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intergraph Corporation Nonemployee Director Stock Option Plan of our report dated February 1, 1999, with respect to the consolidated financial statements of Intergraph Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                              /s/ Ernst & Young LLP


Birmingham, Alabama
May 24, 1999